                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                        MARQUETTE MEDICAL SYSTEMS, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                        MARQUETTE MEDICAL SYSTEMS, INC.


                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                August 13, 1997


To the shareholders of Marquette Medical Systems, Inc.:

     NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of Marquette Medical Systems, Inc., a Wisconsin corporation (the "Company"), will be held on Wednesday, August 13, 1997, at 9:00 a.m., at the Company's offices, 8200 West Tower Avenue, Milwaukee, Wisconsin, 53223 for the following purposes:

     1. To elect six directors to serve until the next annual meeting of shareholders and until their successors are elected and qualified;

     2. To ratify the selection of Arthur Andersen LLP as the Company's independent public accountants for fiscal 1998;

     3. To approve an amendment to the Company's Restated Articles of Incorporation to eliminate the Class C Common Shares as an authorized class of stock and to rename the Class A Common Shares to Common Shares;

     4. To transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

     The foregoing items of business are more fully described in the proxy statement accompanying this notice.

     The Board of Directors has fixed the close of business on July 11, 1997, as the record date for the determination of shareholders entitled to notice of and to vote at this annual meeting or any adjournment or postponement thereof.

     ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN, AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN POSTAGE-PREPAID ENVELOPE IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING.


                                              By Order of the Board of Directors
                                              Gordon W. Petersen, Secretary


Milwaukee, Wisconsin
July __, 1997

                        Marquette Medical Systems, Inc.

                          --------------------------

                                PROXY STATEMENT
                        Annual Meeting of Shareholders
                                August 13, 1997

                          --------------------------

                INFORMATION CONCERNING SOLICITATION AND VOTING

General

     This Proxy Statement is furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors (the "Board") of Marquette Medical Systems, Inc., a Wisconsin corporation (the "Company"), for use at the Annual Meeting of shareholders to be held on August 13, 1997, at 9:00 a.m., or any adjournment or postponement thereof (the "Meeting") for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Meeting will be held at the offices of the Company, 8200 West Tower Avenue, Milwaukee, Wisconsin.

     This Proxy Statement and accompanying Proxy are scheduled to be mailed to all shareholders entitled to vote at the Meeting, commencing July 17, 1997.


Outstanding Shares and Voting Rights

     Only shareholders of record at the close of business on July 11, 1997, will be entitled to notice of and to vote at the Meeting. At the close of business on July 11, 1997, the Company had outstanding _______ Class A Common Shares, $0.10 par value ("Common Stock").

     Each share of Common Stock outstanding on the record date is entitled to one vote. With respect to the election of directors, cumulative voting is not permitted.

     The presence, in person or by proxy, of the holders of record of a majority of the outstanding shares of Common Stock entitled to vote will constitute a quorum for the transaction of business at the Meeting or any adjournment or postponement thereof.

     The vote of (i) a plurality of the shares cast in person or by proxy is required to elect the nominees for Directors (Proposal 1);

(ii) a majority of the shares cast in person or by proxy is required to ratify the selection of Arthur Andersen LLP as independent auditors of the Company's financial statements for the fiscal year ending April 30, 1998 (Proposal 2), and to approve a proposed amendment to the Company's Restated Articles of Incorporation to eliminate the Class C Common Shares as an authorized class of shares and to rename the Class A Common Shares as Common Shares (Proposal 3). Votes cast by proxy or in person at the Meeting will be tabulated by the inspector of election appointed for the Meeting who will also determine whether or not a quorum is present. The inspector of election will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of any matter submitted to the shareholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.


Revocability of Proxies

     Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. A proxy may be revoked by (i) filing with the Secretary of the Company at the Company's principal executive office, at or before the taking of the vote at the Meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Company before the Meeting, or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute a revocation of a proxy). Any written notice revoking a proxy should be sent to Marquette Medical Systems, Inc., 8200 West Tower Avenue, Milwaukee, Wisconsin 53223, Attention: Secretary or hand delivered to the Secretary at or before the taking of the vote at the Meeting.


Solicitation

     The Company will bear the entire cost of solicitation of proxies in the enclosed form, including the preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to shareholders. The original solicitation of proxies by mail may be supplemented by telephone, telegram, or personal solicitation by directors, officers, or other regular employees of the Company; no additional compensation will be paid to directors, officers, or other regular employees for such services. Arrangements will also be made with custodians, nominees, and fiduciaries for forwarding of proxy solicitation material to beneficial owners of shares held of record by such custodians, nominees, and fiduciaries. The Company will, upon request, reimburse the custodians, nominees, and fiduciaries for reasonable expenses incurred in connection with such arrangements.


                                  PROPOSAL 1:

                             ELECTION OF DIRECTORS

     The directors of the Company are elected annually. The terms of office of all directors expire on the date of the Meeting. While there are presently seven directors serving the Corporation, on June 24, 1997, the Board of Directors amended the By-Laws to provide, effective as of the date of the Meeting, that the Board of Directors of the Corporation shall consist of six persons. Accordingly, six directors will be elected to hold office until the next annual meeting of shareholders or until their respective successors are elected and have qualified or until any such director's death, resignation, or removal from office.

     Each of the six nominees listed below is currently a director of the Company and was elected to the Board of Directors by the shareholders at the Company's 1996 annual shareholders' meeting. Mr. Peter P. Tong, currently a director, will not stand for re-election to the Board.

     Shares of Common Stock represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the seven nominees named below. Should any nominee become unavailable to serve as a director or any vacancy occur before the election (which events are not anticipated), such shares will be voted for the election of such substitute nominee as management may propose or the authorized number of directors may be reduced. If, for any reason, the authorized number of directors is reduced, the proxies will be voted, in the absence of instructions to the contrary, for the election of the remaining nominees named in this proxy statement. Each person nominated for election has agreed to serve if elected. The six candidates receiving the highest number of the affirmative votes cast at the Meeting will be elected directors of the Company.

Nominees

     The names of the nominees and certain information about them, based on information furnished by them, are set forth below:


                                                               Director
Name                           Age  Position with the Company   Since
----                           ---  -------------------------  --------

Michael J. Cudahy/(1)(4)/       73  Director and Chief
                                    Executive Officer          1965

John G. Bollinger/(2)(3)/       62  Director                   1996

Timothy C. Mickelson/(1)/       48  Director, President and
                                    Chief Operating
                                    Officer                    1995

Frederick G. Luber/(1)(2)/      71  Director                   1968

Melvin S. Newman/(1)(2)/        61  Director and Assistant
                                    Secretary                  1969
Walter L. Robb/(3)(4)/          69  Director                   1982


/(1)/ Member of the Executive Committee of the Board of Directors
/(2)/ Member of the Audit Committee of the Board of Directors
/(3)/ Member of the Human Resources Committee of the Board of Directors /(4)/ Member of the Nominating and Proxy Committee of the Board of Directors

There is no family relationship between any of the nominees or between any nominee and any of the Company's executive officers.

     John G. Bollinger has been Dean of the College of Engineering of the University of Wisconsin-Madison, since 1982. Dr. Bollinger served as a director of E for M Corporation, a wholly-owned subsidiary of the Company from March, 1992 until December, 1995. Dr. Bollinger also serves as a director of Andrea Corporation.

     Michael J. Cudahy co-founded the Company in July 1965, has served as Chief Executive Officer and Chairman of the Board since 1965, and was President from 1965 until September, 1993.

     Frederick G. Luber has been Chairman of the Board of Super Steel Products Corp. of Milwaukee, Wisconsin, a steel fabricating company, since 1966.

     Timothy C. Mickelson became President and Chief Operating Officer of the Company on July 25, 1995 and was appointed as a director of the Company by the Board of Directors on August 10, 1995. Dr. Mickelson served as President of Corometrics Medical Systems, Inc., a wholly-owned subsidiary of the Company from May 1, 1994 until his election to the presidency of the Company. For approximately six years prior to May 1, 1994, Dr. Mickelson was Vice President-Patient Monitoring Division of the Company.

     Melvin S. Newman is, and has been since 1965, a partner in Schoenberg, Fisher, Newman & Rosenberg, Ltd., counsel for the Company.

     Walter L. Robb served as Senior Vice President--Corporate Research and Development for General Electric Company from September, 1986, until he retired in December, 1992. He is the founder, and serves as President of Vantage Management, Inc., a consulting and investment company. Dr. Robb also serves as a director of Neopath, Inc., Cree Research, Inc. and Celgene Corp.


Certain Information Concerning the Board

     The Board has standing Executive, Audit, Nominating and Proxy, and Human Resources Committees which are appointed at the annual meeting of the Board of Directors.

     The Executive Committee, subject to certain limitations, has authority to adopt resolutions on behalf of the Board and to perform its functions in the absence of formal Board meetings. The current members of the Executive Committee are Michael J. Cudahy, Frederick G. Luber, Timothy C. Mickelson and Melvin S. Newman.

     The Audit Committee recommends engagement of the Company's independent accountants, reviews and approves services performed by such accountants, reviews and evaluates the Company's accounting system and its system of internal controls, and performs other related duties delegated to it by the Board. The current members of the Audit Committee are John G. Bollinger, Frederick G. Luber, and Melvin S. Newman.

     The Human Resources Committee recommends the nature and amount of compensation to be paid to the Company's officers, reviews and recommends the adoption of compensation and benefit plans for the Company and authorizes the grant of stock options and sets the terms of stock options granted under the Company's Amended and Restated Stock Option Plan for Employees of Marquette Medical Systems, Inc. (the "Stock Option Plan" or "Plan"). The current members of the Human Resources Committee are John G. Bollinger and Walter L. Robb.

     The Nominating and Proxy Committee recommends to the Board nominees for directors, including individuals recommended by shareholders, for whom proxies should be solicited by the Company, and recommends to the Board a nominee for President of the Company. Any shareholder who wishes to have the Nominating and Proxy Committee consider a candidate for nomination as a director should submit, in writing, the name of the candidate, together with biographical or other relevant information regarding his qualifications and the written consent of the candidate to serve if nominated and elected. Such submissions should be addressed to the Nominating and Proxy Committee, care of the Secretary of the Company at the Company's address as set forth on the first page of this proxy statement and delivered between May 5, 1998, and May 30, 1998 for consideration for the 1998 annual meeting of shareholders.

The current members of the Nominating and Proxy Committee are Michael J. Cudahy and Walter L. Robb.

     During the fiscal year ended April 30, 1997, the Board of Directors held six meetings, the Audit Committee held two meetings, and the Human Resources Committee held three meetings. Neither the Executive Committee nor the Nominating and Proxy Committee held any meetings during the year, although various actions were taken by the Executive Committee by unanimous written consent of its members.

     During fiscal 1997, no incumbent Board member attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board held during the period for which he was a director and (ii) the total number of meetings of all committees of the Board on which he served during the periods that he served.

     Each non-employee director in August, 1996 was granted an option to purchase 4,000 shares of Class A Stock at an exercise price of $18.50 (being the last transaction price of such shares on the date preceding the date of the grant as quoted on the NASDAQ National Market System) pursuant to the Marquette Medical Systems, Inc. Directors (Non-Employee) Stock Option Plan ("Directors Plan"). Each non-employee director elected at the Meeting will be granted, pursuant to the Directors' Plan, another option to purchase 4,000 shares of Common Stock at the last transaction price as quoted on the NASDAQ National Market System of the shares on the date preceding the date of the grant.

     Provided that the director continues to serve as such, each option granted under the Directors Plan is exercisable for a period of ten years following the date of the grant, subject to vesting at the rate of twenty-five percent (25%) per year over the first four (4) years following the date of the grant. At such time as a director no longer serves as such, vesting ceases and the remaining term of the option is reduced to three years unless the termination occurs by reason of the director's death or his belief that he has become permanently physically or mentally disabled, in which event the remaining term is reduced to five years.

     Except for options granted under the Directors' Plan, no fee or other compensation is paid for Board or committee meetings attended or services as a director. Mr. Warren B. Cozzens, who retired as an officer and employee of the Company on April 30, 1994 and who resigned from the Board on November 21, 1995 is paid a $70,000 per year retirement benefit that will continue for the remainder of his life. Directors are reimbursed for out of pocket travel expenses associated with their attendance at Board meetings.


                THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE
                        IN FAVOR OF EACH NAMED NOMINEE.

                                 PROPOSAL 2:

                          RATIFICATION OF SELECTION OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has selected Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending April 30, 1998, and has directed that this selection be submitted for ratification by the shareholders at the Meeting. Arthur Andersen LLP. was engaged by the Company in 1970, to audit its statements and has continued to audit the Company's financial statements since that time. Representatives of Arthur Andersen LLP. are expected to be present at the Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

     Shareholder ratification of the selection of Arthur Andersen LLP. as the Company's independent public accountants is not required by the Company's By-laws or otherwise. However, the Board is submitting the selection of Arthur Andersen LLP. to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Board feels that such a change would be in the best interests of the Company and its shareholders. The affirmative vote of the holders of a majority of the shares of Common Stock represented and voting at the Meeting will be required to ratify the selection of Arthur Andersen LLP.


                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                            IN FAVOR OF PROPOSAL 2.



                                  PROPOSAL 3:

               APPROVAL OF AN AMENDMENT TO THE COMPANY'S RESTATED
                           ARTICLES OF INCORPORATION


     The Board of Directors has proposed, subject to shareholder approval, an amendment (the "Amendment") to Articles 4 and 5 of the Company's Restated Articles of Incorporation (the "Current Articles") to eliminate the Class C Common Shares as an authorized class of shares of the Company and to rename the Class A Common Shares as "Common Shares". The Board of Directors recommends that you vote for the proposal to approve the Amendment. If the Amendment is approved by the shareholders, the Amendment will be promptly filed with the Secretary of State of Wisconsin.

     The Corporation's Current Articles authorize the issuance of 110,000,000 shares consisting of 30,000,000 Class A Common Shares, $.10 par value, 50,000,000 Class C Common Shares, $.01 par value, and 30,000,000 Preferred Shares, without par value. The Class C Common Shares have been an authorized class of shares of the Company since 1982 when the Company was closely held and when the Articles of Incorporation were amended to authorize the issuance of such shares. The Class C Common Shares have the same voting power as the Class A Common Shares but, by their nature, have a significantly lower value than do the Class A Common Shares. There are no Class C Common Shares outstanding and the Board does not foresee the need to issue Class C Common Shares in the future. Moreover, the Board believes that the existence of Class C Common Shares as an authorized class of stock presents an unnecessarily complicated capital structure and adds an element of uncertainty as perceived by the investment community.

     If approved, Articles 4 and 5 of the Current Articles will be changed to read as set forth in Appendix A to this Proxy Statement.

     The affirmative vote of the holders of a majority of the Common Stock represented and voting at the Meeting will be required to approve the Amendment.



                    THE BOARD OF DIRECTORS RECOMMENDS THAT
                        YOU VOTE IN FAVOR OF PROPOSAL 3



                   STOCK OWNERSHIP OF MANAGEMENT AND OTHERS

     The following table sets forth the beneficial ownership of the Company's Common Stock as of June 15, 1997, by each director, each person known by the Company to own beneficially more than five percent of the Company's Common Stock, and all directors, nominees for directors and executive officers as a group, based upon information furnished by such persons. Except as indicated in the footnotes, the persons listed have sole voting and investment power over the shares beneficially owned.

                                                      Common Stock Beneficially Owned
                                                      -------------------------------

                                                                                 Percentage
                                                 Number of                        of Class
Name and Address                                   Shares                        Outstanding
----------------                                 ---------                       -----------
Michael J. Cudahy                                3,251,079/(1)(2)/                  18.4%
8200 West Tower Avenue
Milwaukee, Wisconsin 53223

Norwest Bank Minnesota (N.A.)
6th Street and Marquette Avenue
Minneapolis, Minnesota  55479
  As trustee under the Marquette                 1,971,553/(3)/                     11.2%
  Electronics, Inc. Profit Sharing
  401(k) Plan
  As trustee under other trusts                    155,400                           *

John G. Bollinger                                     -0-

Frederick G. Luber                                 305,045/(4)(5)/                   1.7%

Timothy C. Mickelson                                88,002/(1)(6)/                   *

Melvin S. Newman                                    67,000/(4)(7)/                   *

Walter L. Robb                                      16,100/(4)/                      *

All directors and
  officers as a group
  (16 persons)                                   3,985,506/(1),(2)(4(5)(7))(8)/     22.3%
---------------

* The amount shown is less than one percent of the outstanding shares of such class.

(1) Includes shares allocated to the shareholder's account under the Company's Profit Sharing and 401(k) Plan.
(2)  Includes 5,000 shares owned by The Michael J. Cudahy Charitable Foundation.
(3) Participants in the Profit Sharing-401(k) Plan have the right to direct the voting of allocated shares by Norwest Bank Minnesota (N.A.), the trustee.
(4) Includes shares covered by options issued under the Directors Plan exercisable within 60 days to acquire 7,000 shares of Common Stock.
(5)  Includes 28,300 shares owned by The Anne and Fred Luber Foundation.
(6) Includes shares covered by options granted under the Stock Option Plan exercisable within 60 days to acquire 78,000 shares of Common Stock.
(7)  Includes 1,000 shares owned by The Melvin and Susan Newman Foundation.
(8) Includes shares covered by options granted under the Stock Option Plan exercisable within 60 days to acquire 226,882 shares of Common Stock.

                         EXECUTIVE OFFICER COMPENSATION

     The following table shows the compensation for the past three fiscal years of the Company for (i) the Chief Executive Officer; and (ii) each of the Company's four other most highly compensated executive officers serving as executive officers on April 30, 1997 and Frederick A. Robertson who, but for the fact that he was not serving as an executive officer as of April 30, 1997, would have been among the four most highly compensated executive officers (the "Named Executive Officers").

                           Summary Compensation Table

                                                    Annual                         Long-Term
                                                 Compensation                     Compensation
                                       ---------------------------------------       Awards
                                                                                  ------------
                                                                   Other           Securities
Name and                    Year                                  Annual           Underlying       All Other
Principal Position       (April 30)    Salary       Bonus     Compensation/(1)/      Options     Compensation/(2)/

Michael J. Cudahy           1997       $300,000    $22,471        $ -0-            $  -0-           $6,756
  Chairman and              1996        300,000      2,262          -0-               -0-            6,003
  Chief Executive           1995        300,000     12,017          -0-               -0-            4,513
  Officer

Timothy C. Mickelson        1997        250,000     57,402        72,954/(3)/        11,900          9,458
 President and Chief        1996        229,280     35,473          -0-             100,000          8,253
 Operating Officer          1995        160,000     42,827        54,505/(4)/         -0-            6,179

Frederick A./(5)/           1997        184,750     57,062          -0-               -0-            9,135
Robertson,                  1996        175,000     76,283          -0-               9,700          8,146
 Division President-        1995        160,000     74,528          -0-               -0-            6,763
 Monitoring

Mary M. Kabacinski
 Senior Vice                1997        170,000     36,748          -0-               8,000          9,458
 President and Chief        1996        160,000     25,291          -0-               8,900          7,993
  Financial Officer         1995        160,000     31,005          -0-               -0-            6,963

P. Michael Breedlove/(6)/   1997        160,000     67,092          -0-               7,600          9,458
 Division President-        1996         66,667     37,500          -0-               -0-             -0-
 E For M Imaging

Louis P. Scafuri/(7)/       1997        160,000     64,092        91,777/(8)/         7,600          9,458
 Division President-        1996        105,539      2,407          -0-             100,000          1,595
 Corometrics Medical
 Systems


(1) While the Named Executive Officers enjoy certain perquisites, for the year ending April 30, 1997 these did not exceed $50,000 or ten percent (10%) of any officer's salary and bonus.
(2) These figures represent the amount of the Company's contribution to its Profit Sharing and 401(k) Plan allocated to the officer.
(3) Reimbursement of expenses incurred by Mr. Mickelson in relocating from Connecticut to Wisconsin.
(4) Reimbursement of expenses incurred by Mr. Mickelson in relocating from Wisconsin to Connecticut.
(5) Dr. Robertson served as Division President-Monitoring until January 17, 1997, when he resigned and became a part-time employee of the Company. The amounts shown for 1997 combine amounts paid to him as an executive officer and as a part-time employee.
(6)  Mr. Breedlove became employed by the Company on December 11, 1995.
(7)  Mr. Scafuri became employed by the Company on September 5, 1995.
(8) Reimbursement of expenses incurred by Mr. Scafuri in relocating from Massachusetts to Connecticut.


Options Granted in Last Fiscal Year

          The following table provides information related to options granted to the Chief Executive Officer and Named Executive Officers during the fiscal year ending April 30, 1997 and the number and value of options held at year end:


                                              Individual Grants
                           ----------------------------------------------------    Potential Realizable
                           Number of     Percent of                               Value at Assumed Annual
                           Securities   Total Options                             Rates of Stock Appre-
                            Underlying  Granted to                               ciation for Option Term
                            Options     Employees in   Exercise or               Compounded Annually/(2)/
                            Granted     Fiscal Year    Base Price   Expiration  --------------------------
   Name                     (#)/(1)/       (%)          ($/Share)      Date          5% ($)       10% ($)
                           --------    ------------    ----------   ----------       -------      -------
Michael J. Cudahy                 -0-           -0-           -0-           --           -0-          -0-

Timothy C. Mickelson           11,900           3.0         20.25      2/20/07       151,546      384,048

Frederick A. Robertson            -0-           -0-           -0-           --           -0-          -0-

Mary M. Kabacinski              8,000           2.0         20.25      2/20/07       101,880      258,186

P. Michael Breedlove            7,600           1.9         20.25      2/20/07        96,786      245,275

Louis P. Scafuri                7,600           1.9         20.25      2/20/07        96,786      245,275

(1) Exercisable to the extent of 20% of the shares as of the first anniversary of the date of the grant and an additional 20% on or after each of the next four anniversaries of the date of the grant.
(2) The realizable values are reported net of the option exercise price. The dollar amounts under these columns are the result of calculations at the five percent and ten percent rates (determined from the price at the date of the grant and not the stock's current market value) and therefore are not intended to forecast possible future appreciation, if any, of the Company's Class A Stock price. The actual gains, if any, on stock option exercises are dependent on the future performance of the Class A Stock, as well as the option holder's continued employment with the Company through the vesting period. The potential realizable value calculation assumes that the option holder waits until the end of the option term (10 years from the date of grant) to exercise the option.


(3)  Aggregated Option Exercises in Last
     Fiscal Year and Year End Option Value

     The following table provides information related to options exercised by the Chief Executive Officer and the Named Executive Officers during the fiscal year ending April 30, 1997, and the number and value of options held at year end:


                                                                        Number of                  Value of Unexercised
                                                                       Unexercised                 In-the-Money Options
                           Shares Acquired         Value               Options at                  Options at April 30,
Name                       On Exercise (#)         Realized          April 30, 1997                1997 ($)
                                                   ($)/(1)/             (#)

                                                                     Exercisable/                  Exercisable/
                                                                     Unexercisable                 Unexercisable/(2)/
Michael J. Cudahy                -0-                    -0-            -0-      -0-                    -0-      -0-

Timothy C. Mickelson             -0-                    -0-         68,000  201,900                334,500  786,500

Frederick A. Robertson        20,000                120,650         25,000   74,700                121,875  387,188

Mary M. Kabacinski               -0-                    -0-         53,000   76,900                306,625  380,313

P. Michael Breedlove             -0-                    -0-          8,506   23,398                 62,647  116,352

Louis P. Scafuri              10,000                 41,200         10,000   87,600                 34,952  279,600
----------

(1) Based on the closing price of the Common Stock on the date of exercise as quoted on the NASDAQ National Market System, less the exercise price.
(2) Based on the closing price of the Common Stock on April 30, 1997 as quoted on the NASDAQ National Market System ($20.125) less the exercise price.

     P. Michael Breedlove, Division President-E For M Imaging, is employed pursuant to an Employment Agreement dated September 20, 1995, with E For M Corporation, a wholly-owned subsidiary of the Company. Under the terms of the Employment Agreement, which expires on October 9, 1997, Mr. Breedlove is to be compensated at an annual base rate of $160,000. The Employment Agreement may be terminated by Mr. Breedlove or the E For M Corporation at any time. In the event the E For M Corporation terminates Mr. Breedlove for reasons other than fraud or habitual neglected duty, the Company will be obliged to continue to pay Mr. Breedlove his annual base rate of compensation until October 9, 1997. The Agreement also provides that Mr. Breedlove will refrain from competing with E For M Corporation for one year following his termination of employment.



                    REPORT OF THE HUMAN RESOURCES COMMITTEE


     Human Resources Committee Interlocks
     and Insider Participation

          The Human Resources Committee is comprised of Drs. John G. Bollinger and Walter L. Robb. Neither of the members of the Human Resources Committee is or has been an employee or officer of the Company.


     Overview and Philosophy

          The Human Resources Committee is responsible for authorizing grants of stock options under the Stock Option Plan and for establishing and administering the Company's executive compensation policies and recommends to the Board of Directors the compensation to be paid to the Company's executive officers, including the Company's Chief Executive Officer. In formulating its recommendations, the Human Resources Committee relies on information from surveys, consultants and Company officers.

          In adopting and administering its policies, the Committee pursues the following objectives as guidelines:

          To provide a compensation package competitive with those offered by other health care equipment and health care product manufacturers to attract and retain talented and devoted key executives.

          To reward successful achievement by executive officers of defined objectives, subject, to some extent, to the overall success of the Company during the measurement period.

     To align the executive officers' interest with that of the Company's shareholders through the grant of stock options.


     The Committee resorts to reports prepared by one or more nationally recognized consulting firms who provide information on salaries paid by health care equipment manufacturers and who publish surveys containing such information to determine competitive compensation levels.

Executive Officer Compensation
Program Components

     For the past fiscal year, the executive compensation program consisted of three principal elements:


     1. A base compensation targeted at competitive medians of a peer group of successful health care device manufacturers, guided by an independent salary survey. A number of the health care device manufacturers with whom the Company's salary levels are compared are normally included among those companies used to determine the S&P Medical Products and Supplies Index displayed in the stock price performance graph (see page ___), although the performance of additional companies are used in the preparation of that index.

     2. The Company maintains an Incentive Compensation Plan ("ICP") in which the Company's executive officers and key managers participate. The ICP is an annual incentive plan that provides cash compensation based on the achievement of goals set by the Committee for each of the Company's executive officers and other key managers whose participation is approved by the Board of Directors. For fiscal 1997, various corporate and divisional performance goals were set for each officer and the key manager such as the attainment of corporate or divisional revenue, net income and cash flow targets, as were set forth in the Company's business plan for that fiscal year.

          The actual award earned depends upon the degree of attainment of several Company and/or divisional goals established by the Committee, the goals for each executive officer differing, depending on his or her function and responsibilities. The goals are based on internal business plan objectives that incorporate aggressive growth assumptions and each executive officer is assigned several goals of varying weights. Participants in the ICP may earn between 0% and 150% of the bonus target, depending upon the degree of goal attainment. The Company's President has the power to increase or decrease the bonus earned by any Participant in the ICP by up to ten percent, based upon the President's evaluation of the participant's overall performance.

          For fiscal 1997, executive officers earned an average of 61.9% of their bonus targets under the ICP.

     3. Incentive and non-qualified stock options are awarded by the Human Resources Committee, based upon the recommendation of the Chief Executive Officer and the President. The Human Resources Committee believes that the Company's interest is furthered by requiring its executive officers to benefit from option exercises over an extended period. During the past fiscal year stock options were granted to the executive officers of the Company covering an aggregate of 176,400 shares of Common Stock. The Human Resources Committee does consider prior options granted to executive officers in determining any subsequent grants.


Chief Executive Officer Compensation

     Mr. Cudahy's base compensation of $300,000 for the year ended April 30, 1997, has remained in effect since July, 1989. The Board, which set Mr. Cudahy's compensation, did not consider the Company's performance, in either a qualitative or quantitative sense, in determining his compensation. Although the Board and the Human Resources Committee believe that the Chief Executive Officer is modestly compensated compared to compensation levels being paid to chief executive officers of other medical equipment manufacturing companies of like size, Mr. Cudahy has refused to accept increases, noting that he is a shareholder holding the largest amount of Company stock and will benefit to the extent that the value of the Company and its shares increase. Mr. Cudahy did not participate in the ICP during fiscal 1997. Mr. Cudahy's bonus of $22,471 for fiscal year 1997 was determined at and was equal to the amount paid by Mr. Cudahy to lease his automobile. Mr. Cudahy had no options nor were there other incentive compensation arrangements in effect between him and the Company.

     On June 24, 1997, pursuant to resolutions adopted by the Board on May 28, 1997, the Company granted to Mr. Cudahy a non-transferable Stock Option covering 250,000 shares of Common Stock at an exercise price of $20.63 per share. The last trade of the Common Stock on May 27, 1997 as reported on the NASDAQ National Market System was at $20.625 per share. The option expires on May 27, 2007, but terminates on the 180th day following the last to occur of (i) Mr. Cudahy's death or termination of employment with the Company, or (ii) such date as he no longer serves as a director of the Company. Such option was not granted under the terms of the Company's Stock Option Plan.

Section 162(m)

     Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation in excess of $1 million paid during the taxable year (in the case of the Company, its fiscal year) to a Company's Chief Executive Officer and the four other most highly compensated executive officers. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met.

     For fiscal 1998, the Committee does not contemplate that there will be non-deductible compensation for the five Company positions in question, although the exercise by Mr. Cudahy of his option granted on June 24, 1997, would, if the fair value of the Common Stock purchased exceeds the exercise price by more than $1,000,000, result in non-deductibility of such excess. The Human Resources Committee plans to review this matter for 1998, and, unless circumstances justify otherwise, take such actions as are necessary to comply with Section 162(m)to avoid non-deductible compensation payments.

                         HUMAN RESOURCES COMMITTEE


                         John G. Bollinger
                         Walter L. Robb



                         STOCK PRICE PERFORMANCE GRAPH

     The following performance graph compares the Company's cumulative total shareholder return on its Common Stock for a five-year period (May 1, 1992 to April 30, 1997) with the cumulative total return of the NASDAQ Composite Stock Index and the S&P Medical Products and Supplies Index (dividends invested). The graph assumes $100 was invested on May 1, 1992 in the Common Stock, the NASDAQ Stock Market-U.S. Index and the S&P Medical Products and Supplies Index.





                             [GRAPH APPEARS HERE]

               COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
  AMONG MARQUETTE MEDICAL SYSTEMS, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
          AND THE S&P HEALTH CARE (MEDICAL PRODUCTS & SUPPLIES) INDEX



                                                               Cumulative Total Return
                                                    ----------------------------------------------
                                                      4/92     4/93   4/94   4/95    4/96    4/97
Marquette Med Sys Inc                       MARQA      100       92     95    117     111     124

NASDAQ STOCK MARKET (U.S.)                  INAS       100      115    128    149     212     225

S & P HLTH CARE (MED PRODS & SUPPLS)        IMDP       100       80     75    117     158     183


                   *  $100 INVESTED ON 4/30/92 IN STOCK OR INDEX-
                      INCLUDING REINVESTMENT OF DIVIDENDS.
                      FISCAL YEAR ENDING APRIL 30.


2474RMAR
                                      17

     There can be no assurance that the Company's stock performance will continue into the future with the same or similar trends depicted in the graph above. The Company will neither make or endorse any predictions as to future stock performance.

     The stock price performance graph above shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement to any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under either of such Acts.


Certain Transactions

     During the fiscal year ending April 30, 1997, the Company paid to Cozzens & Cudahy Air, Inc., a corporation, all of whose shares of stock are owned by Michael J. Cudahy, the sum of $344,226 as compensation for the use by the Company of a jet airplane. The Company believes that the rates paid by the Company were competitive with those available from third parties and were at prevailing market rates.

     During the year ending April 30, 1997, the Company leased from Marquette Capital Company, a partnership whose general partners are Michael J. Cudahy and Frederick G. Luber, 39 automobiles at an aggregate annual rental of $313,823. Each lease was written for 40 months at rates the Company believes were competitive with those available from third parties. The Company has the right to continue to lease the vehicles upon expiration of the leases at a nominal monthly rate.

     On December 20, 1996, the Company issued and exchanged 262,500 of its shares of Common Stock with Michael J. Cudahy, a director and the Company's Chief Executive Officer, for 26,250,000 Class C Common Shares held by Mr. Cudahy. The Class C Common Shares received by the Company in the exchange were the only Class C Common Shares of the Company outstanding. The Class C Common Shares have the same voting power per share as does each share of Common Stock but are entitled to only one one-hundredth of the amount of dividends paid on shares of Common Stock and to one one-hundredth of the amount paid to holders of Common Stock in the event of dissolution of the Company. The Board of Directors determined the exchange rate at one hundred Class C Common Shares for each share of Common Stock following consultation with an investment banking firm.

     Schoenberg, Fisher, Newman and Rosenberg, Ltd. ("SFNR"), 222 South Riverside Plaza, Chicago, Illinois has served as general counsel to the Company since 1965. Melvin S. Newman is a partner in SFNR. The Company paid SFNR legal fees in the amount of $291,855 during the Company's last fiscal year.


                         FUTURE SHAREHOLDER PROPOSALS

     Proposals of shareholders that are intended to be presented by such shareholders at the Company's 1998 annual meeting of shareholders must be received by the Company at its offices at 8200 West Tower Avenue, Milwaukee, Wisconsin between April 22, 1998 and May 15, 1998, in order to be included in the proxy statement and proxy relating to that meeting.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of equity securities of the Company. Officers, directors, and greater than ten percent shareholders are required by regulation to furnish the Company with copies of all section 16(a) forms they file.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that its officers, directors, and greater than ten percent beneficial owners complied with all applicable section 16(a) filing requirements.

                                 OTHER MATTERS

     The Company knows of no other matters to be submitted to the Meeting. However, if any other matters are properly presented to the Meeting, it is the intention of the persons named in the accompanying proxy to vote in respect thereof in accordance with their best judgment.

     The Board of Directors hopes that shareholders will attend the Meeting. Whether or not you plan to attend, you are urged to complete, sign, and return the enclosed proxy in the accompanying envelope. A prompt response will greatly facilitate arrangements for the Meeting, and your cooperation will be appreciated. Shareholders who attend the Meeting may vote their shares personally even though they have sent in their proxies.


                       ADDITIONAL FINANCIAL INFORMATION

     The Company will furnish to any shareholder of record as of July 11, 1997 (or any beneficial owner representing that he is or was entitled to vote at the Meeting) a copy of its Form 10-K Annual Report for the year ended April 30, 1997 (including statements and financial statement schedules, but excluding other exhibits) without charge, upon written request addressed to the Secretary of the Company at its principal offices located at 8200 West Tower Avenue, Milwaukee, Wisconsin, 53223.

                                             By Order of the Board of Directors



                                             Gordon W. Petersen, Secretary

Milwaukee, Wisconsin
July __, 1997

                                  APPENDIX A
                                  ----------

  MARKED TO SHOW PROPOSED CHANGES TO ARTICLE 4 AND 5 OF RESTATED ARTICLES OF
                       INCORPORATION DATED JULY 13, 1990

         [underlined text to be added-lined out text to be eliminated]


          Article 4. The total number of shares of all classes which it shall have authority to issue is One Hundred Ten Sixty Million (110,000,000) (60,000,000) shares consisting of and designated as Thirty Million (30,000,000) Class A Common Shares, Ten ($.10) cents par value, Fifty Million (50,000,000) Class C Common Shares, One ($.01) cent par value, and Thirty Million (30,000,000) Preferred Shares, without par value.

          Article 5. The preferences, limitations and relative rights of each class of shares are:

                Class A Common Shares and Class C Common Shares:
                -----------------------------------------------

(1) Dividends
-------------

Dividends payable in cash may be declared on the Class A Common Shares without the declaration of any dividend on the Class C Common Shares, but no such dividend may be declared on the Class C Common Shares unless a dividend payable at the same time and in an amount one hundred (100) times as great per share is concurrently declared on the Class A Common Shares then outstanding.

(2) Liquidation Rights
----------------------

(i) In the event of any liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary, the holders of all of the Common Shares then outstanding shall be entitled to be paid out of the assets of the corporation available for distribution to its shareholders, whether such assets are capital surplus or earnings, based on the number of Common Shares held by each holder, provided that the amount distributed with respect to each Class A common Share shall be one hundred (100) times as great as the amount distributed with respect to each Class C Common Share.

(ii) A consolidation or merger of the corporation with or into any other corporation or corporations shall not be deemed to be liquidation, dissolution or winding up of the corporation as those terms are used in this Paragraph (2).

(3) Reorganizations
-------------------

In the event of a consolidation or merger of the corporation with or into any other corporation or any other form of reorganization (other than a sale of assets) in which the corporation is not the surviving entity, the amount distributable with respect to or the number of shares or other securities of the surviving entity or other consideration payable or distributable with respect to each Class A Common Share shall be one hundred (100) times as great as the amount distributed or paid with respect to each Class C Common Share.

(4) Voting Rights
-----------------

(A) Except as otherwise expressly provided herein, each holder of any of the Common Shares shall be entitled to one vote for each share thereof held and except as required by the statutes of the State of Wisconsin, the holders of Class A Common Shares and Class C Common Shares shall vote together and not as separate classes.

(B) The voting requirements of Subsections 180.1003(3), 180.1103(3), 180.1202(3), 180.1402(3) and 180.1404(2) of the Wisconsin Business Corporation Law shall apply and govern the shareholder vote required on a proposal concerning a subject covered by Subsection 180.1003(3), 180.1103(3), 180.1202(3), 180.1402(3) and 180.1404(2).

(C) Inapplicability of Wisconsin Business Corporation Law Section 180.1131
--------------------------------------------------------------------------

The voting rights of the respective classes of shareholders of this corporation otherwise entitled to vote hereunder and, the manner in which such voting rights may be exercised shall not be governed by Wisconsin Business Corporation Law
Section 180.1131 notwithstanding that the subject matter to be voted upon might otherwise be subject thereto.

(5) Right of First Refusal -- Class C Common Shares
---------------------------------------------------

No holder of the Class C Common Shares may sell, encumber or transfer for value, any Class C Common Shares without first depositing the certificate(s) evidencing such shares with the Corporation, duly endorsed for transfer, and simultaneously notifying the Corporation, in writing, of the proposed transaction including the identity of the transferee and the price or other consideration to be paid. Within thirty (30) days following such deposit and notification, the Corporation may purchase such Class C Common Shares by paying to the holder of such shares the lower of the price offered by the proposed transferee, or one (1c) cent per share by delivery of the purchase price to the holder of such shares, failing which the shares evidenced by the certificate(s) so deposited may be sold in accordance with the proposed transaction. The Corporation shall not be obliged to accept, transfer or to re-register certificates evidencing any Class C Common Shares without an affidavit of the transferor and transferee or other evidence to the effect that such transfer is without value. A transfer for value, for purposes of this paragraph, shall include a transfer by any person which is part of a series of transfers or transactions in which the transferee, or a party or entity related to, or affiliated with, the transferee provides value, directly or indirectly, to the transferor or a person or entity related to, or affiliated with, the transferor.

(b) (a) Preferred Shares
------------------------

          (1) The Preferred Shares may be issued from time to time in one or more series. The Board of Directors is hereby authorized, by filing an Articles of Amendment to the Corporation's Articles of Incorporation, without vote of shareholders and in accordance with Section 180.0602 of the Wisconsin Business Corporation Law (a "Preferred Shares Amendment"), to fix or alter from time to time, the designa tion, powers, preferences and rights of the shares of each such series, and the qualifications, limitations or restrictions thereof so far as not inconsistent with the provisions of this Article 5 and to the full extent now or hereafter permitted by the laws of the State of Wisconsin, including the following:

               (A) The distinctive designation of such series and the number of shares which shall constitute such series, which number may be increased (except where otherwise provided by the Board of Directors in creating such series) or decreased (but not below the number of shares thereof then outstanding) from time to time by like action of the Board of Directors;

               (B) The annual rate or rates of dividends payable on shares of such series, whether dividends shall be cumulative and, if so, the date or dates from which dividends shall be cumulative on the shares of such series, the preferences, restrictions, limitations and conditions upon the payment of dividends, and the dates on which dividends, if declared, shall be payable;

               (C) Whether shares of such series shall be redeem able and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

               (D) The rights of the shares of such series in the event of voluntary or involuntary liquidation, dissolu tion or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of such series;

               (E) Whether shares of such series shall have a purchase, retirement or sinking fund for the purchase, retirement, or redemption of shares of such series and, if so, the terms and provisions thereof;

               (F) Whether shares of such series shall have conversion privileges and, if so, the terms and provi sions thereof, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

               (G) Whether shares of such series shall have voting rights, in addition to voting rights provided by law, and, if so, the terms and provisions thereof; and

               (H) Any other preferences and relative, partici pating, optional or other special rights, and qualifica tions, limitations or restrictions thereof.

          (2) The holders of the Preferred Shares of each series shall be entitled to receive dividends, when and as declared by the Board of Directors from the funds legally therefor, as they may be entitled to in accordance with the Preferred Share Amendment adopted by the Board of Directors providing for the issuance of such series, payable on such dates as may be fixed in such Amendment. So long as there shall be outstanding any shares of Preferred Shares of any series entitled to cumula tive dividends pursuant to any such Preferred Share Amendment providing for the issue of such series, no dividend, whether in cash or property, shall be paid or declared, nor shall any distribution be made on the Common
     Shares (Class A or Class C), nor shall any Common Shares be purchased, redeemed or other wise acquired for value by the Corporation (except as provided in Section 5) if at the time of making such payment, declaration, distribution, purchase, redemption or acquisi tion, the Corporation shall be in default with respect to any dividend payable on or obligation to maintain a purchase, retirement or sinking fund with respect to or to redeem shares of Preferred Shares of any series. The foregoing provisions of this Subsection (b)(2) shall not, however, apply to a dividend payable in Common Shares or to the acquisition of Common Shares in exchange for or through the application of the proceeds of the sale of shares of Common Shares. Subject to the foregoing and to any further limitations prescribed in accordance with the provisions of this Section (a) of this

     Article 5, the Board of Directors may declare, out of any funds legally available therefor, dividends upon the then outstanding Common Shares and the Preferred Shares of any series shall not be entitled to participate therein.

          (3) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the Preferred Shares of each series shall be entitled to receive, out of the assets of the Corporation available for distribution to its stockholders before any distribution of assets shall be made to the holders of the Common Shares, the amount per share, if any, fixed by the Board of Directors in the Preferred Shares Amendment, plus in each such case an amount equal to any cumulative dividends thereon to the date of final distribution to the holders of the Preferred Shares, and the holders of the Common Shares shall be entitled, to the exclusion of the holders of the Preferred Shares of any and all series to participate ratably in all the assets of the Corporation then remaining in accordance with their respective rights and preferences. If upon any liquidation, dissolution or winding up of the Corporation the assets available for distribution shall be insufficient to pay the holders of all outstanding shares of Preferred Shares the full amounts to which they shall be entitled, the holders of Preferred Shares of all series shall participate ratably in any distribution of assets according to the respective amounts which would be payable in respect of the Preferred Shares held by them upon such distribution if all amounts payable in respect of the Preferred Shares of all series were paid in full. Neither the statutory merger nor consolidation of the Corporation into or with any other corporation, nor the statutory merger or consolidation of any other corporation into or with the Corporation, nor a sale, transfer or lease of all or any part of the assets of the Corporation, shall be deemed to be a liquidation, dissolution or winding up of the corporation within the meaning of this Subsection (3).

          (4) The Corporation, at the option of the Board of Directors, may redeem the whole or any part of the Preferred Shares of any series at the price or prices and on the terms and conditions provided in the Preferred Shares Amendment adopted by the Board of Directors providing for the issue of such series.

          (5) Anything herein or in any Preferred Shares Amendment adopted by the Board of Directors providing for the issue of any series of Preferred Shares contained to the contrary notwithstanding, the rights of the holders of all classes of stock of the Corporation in respect of dividends and purchase, retirement or sinking funds, if any, shall at all times be subject to the power of the Board of Directors from time to time to set aside such reserves and to make such other provisions, if any, as the Board of Directors shall deem to be necessary or advisable for working capital, for expansion of the Corporation's business (including the acquisition of real and personal property for the purpose) and for any other purpose of the Corporation.

          (6) Except as otherwise provided by the statutes of the State of Wisconsin or by the Preferred Shares Amendment adopted by the Board of Directors providing for the issue of any series of Preferred Shares, the holders of the Preferred Shares shall have no right to vote. The holders of the Preferred Shares shall not be entitled to receive notice of any meeting of shareholders at which they are not entitled to vote or consent.

          (7) Except as otherwise provided by the statutes of the State of Wisconsin or by the Preferred Shares Amendment adopted by the Board of Directors providing for the issue of any series of Preferred Shares, the vote of the holders of all or any portion of the Preferred Shares, as a class, shall not be required for any action whatsoever to be taken or autho rized by the shareholders of the Corporation, including any amendment of the Articles of Incorporation.

     (c)(b)  Waiver of Preemptive Rights
             ---------------------------

          No holder of any of the shares of this Corporation shall be entitled, as of right, to purchase or subscribe for any unissued stock of any class, or any additional shares of any class to be issued by reason of any increase of the authorized shares of the Corporation of any class, or bonds, certificates of indebtedness, debentures or other securities convertible into shares of the Corporation, or carrying any right to purchase any stock of any class and any unissued shares, or such additional authorized issue of any shares or other securities convertible into shares or carrying any rights to purchase such shares may be issued and disposed of, pursuant to resolutions of the Board of Directors, to such persons, firms, corporations or associations and upon such other terms as may be deemed advisable by the Board of Directors in the exercise of its discretion.

                        Marquette Medical Systems, Inc.


              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
P
R
O          FOR THE ANNUAL MEETING OF SHAREHOLDERS - AUGUST 13, 1997
X
Y
     Michael J. Cudahy and Mary M. Kabacinski, or either of them, each with the power of substitution and revocation, are hereby authorized to represent the undersigned, with all powers which the undersigned would possess if personally present, to vote the Class A Common Stock of the undersigned at the Annual Meeting of shareholders of Marquette Medical Systems, Inc. (the "Company"), to be held at the Company's offices at 8200 West Tower Avenue, Milwaukee, Wisconsin, 53223 at 9:00 a.m. on August 13, 1997, or any adjournment or postponement thereof, as set forth on the reverse side.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES FOR DIRECTOR LISTED ON THE REVERSE SIDE AND FOR APPROVAL OF THE OTHER PROPOSALS LISTED ON THE REVERSE SIDE.

          This proxy will be voted as specified or, if no choice is specified, will be voted FOR the election of the nominees named and FOR the other proposals listed on the reverse side.

                CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE


                                  SEE REVERSE
                                     SIDE

1. To elect six directors to serve until the next annual meeting of shareholders and until their successors are elected and qualified.
Nominees: John G. Bollinger, Michael J. Cudahy, Frederick G. Luber, Timothy C. Mickelson, Melvin S. Newman and Walter L. Robb

                                FOR    WITHHELD

                                [  ]       [  ]


____________________                   MARK HERE
For all nominees                      FOR ADDRESS
except as noted above                  CHANGE AND
                                       NOTE BELOW

                                          [  ]

2. To ratify the selection of Arthur Andersen LLP. as the Company's indepen-dent public accountants for fiscal 1998.

                        FOR     AGAINST     ABSTAIN
                        [  ]     [  ]        [  ]


3. To approve an amendment to Articles 4 and 5 of the Company's Restated Articles of Incorporation to eliminate the Class C Common Shares as an authorized class of stock and rename the Class A Common Shares to Common Shares.

                         FOR    AGAINST     ABSTAIN

                        [  ]     [  ]        [  ]

4. In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the 1997 annual meeting or any adjournment or postponement thereof.

                         FOR    AGAINST      ABSTAIN

                        [  ]     [  ]         [  ]


Please sign exactly as name appears at left. Executors, administrators, trustees, guardians, attorneys-in-fact, etc., should give their full titles. If signor is a corporation, please give full corporate name and have a duly authorized officer sign stating title. If a partnership, please sign partner ship name by authorized person. If share certificate is registered in two names both should sign.

                                               Signature______________Date______



                                               Signature______________Date______


                      PLEASE MARK, SIGN, DATE AND RETURN
                      THIS PROXY CARD PROMPTLY USING THE
                      ENCLOSED POSTAGE-PREPAID ENVELOPE.